Exhibit 4.4.1
14 March 2008
SAP AG
as Borrower
DEUTSCHE BANK AG
ABN AMRO BANK N.V., NIEDERLASSUNG DEUTSCHLAND
BNP PARIBAS S.A.
COMMERZBANK AKTIENGESELLSCHAFT
J.P. MORGAN PLC
SUMITOMO MITSUI BANKING CORPORATION
as Mandated Lead Arrangers
DEUTSCHE BANK AG PARIS BRANCH
as Offer Guarantor
Certain Financial Institutions
as Existing Lenders
Certain Financial Institutions
as New Lenders
DEUTSCHE BANK LUXEMBOURG S.A.
as Agent

ACCESSION AGREEMENT
relating to the
€5,000,000,000 (subsequently reduced to €2,947,679,513.45)
SYNDICATED MULTICURRENCY TERM LOAN
FACILITY AGREEMENT
dated 1 October 2007

THIS AGREEMENT is made on 14 March 2008
Between:
(1)	SAP AG (the “Borrower”);

(2)	DEUTSCHE BANK AG, ABN AMRO BANK N.V., NIEDERLASSUNG DEUTSCHLAND, BNP PARIBAS S.A., COMMERZBANK AKTIENGESELLSCHAFT, J.P. MORGAN PLC and SUMITOMO MITSUI BANKING CORPORATION as mandated lead arrangers (the “Mandated Lead Arrangers”);

(3)	THE FINANCIAL INSTITUTIONS identified in Part A of Schedule 1 (Existing Lenders and New Lenders) as existing lenders (the “Existing Lenders”);

(4)	THE FINANCIAL INSTITUTIONS identified in Part B of Schedule 1 (Existing Lenders and New Lenders) as new lenders (the “New Lenders”);

(5)	DEUTSCHE BANK AG PARIS BRANCH as offer guarantor (the “Offer Guarantor”); and

(6)	DEUTSCHE BANK LUXEMBOURG S.A. as agent of the other Finance Parties (the “Agent”).
whereas:
1.	The Borrower, the Mandated Lead Arrangers, the Existing Lenders, the Offer Guarantor and the Agent entered into or, as the case may be, acceded to a facility agreement dated 1 October 2007 (as amended and restated pursuant to an Amendment and Restatement Agreement dated 27 February 2008, the “Facility Agreement”) whereby a €5,000,000,000 syndicated multicurrency term loan facility was made available to the Borrower. As a result of voluntary cancellations of the Available Facility and voluntary prepayments of Loans, the Total Commitments were subsequently reduced to €2,947,679,513.45.

2.	The Offer Guarantor has confirmed that the Offer Guarantee Discharge Date has occurred.

3.	The Borrower, the Mandated Lead Arrangers, the Existing Lenders, the Offer Guarantor and the Agent wish to record the arrangements agreed between them to amend the Facility Agreement as set out herein.

4.	The Borrower, the Mandated Lead Arrangers, the Offer Guarantor, the Agent, the Existing Lenders and the New Lenders wish to record the arrangements agreed between them to transfer (in part) from the Existing Lenders to the New Lenders the Existing Lenders’ participations in Loans drawn and outstanding under the Facility Agreement.
it is agreed as follows:

1.	INTERPRETATION
Save as otherwise defined herein, a term defined in the Facility Agreement has the same meaning in this Agreement. The principles of construction set out in the Facility Agreement will have effect as if set out in this Agreement.
2.	AMENDMENT
The Borrower, the Mandated Lead Arrangers, the Existing Lenders, the Offer Guarantor and the Agent agree that, with effect from and including the date hereof, a new definition of “Treaty State” is inserted after the definition of “Treaty Lender” in Clause 15.1 (Definitions) of the Facility Agreement:
““Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Germany which makes provision for full exemption from any tax imposed by Germany on interest payments under a Finance Document.”
3.	TRANSFER

3.1	Confirmation by Existing Lender
Each Existing Lender (in respect of itself) confirms that the details set out in Part A of Schedule 1 (Existing Lenders and New Lenders) under the heading “Existing Lenders’ participations in Loans outstanding” accurately summarise its respective participations in Loans outstanding.
3.2	Transfer
(a)	Each Existing Lender agrees with each New Lender set out opposite such Existing Lender’s name in Part B of Schedule 1 (Existing Lenders and New Lenders) to the transfer by each such Existing Lender to each such New Lender by way of assumption of contract (Vertragsübernahme) on 25 March 2008 (the “Effective Date”) of that part of that Existing Lender’s participations in Loans outstanding as is specified in Part B of Schedule 1 (Existing Lenders and New Lenders) in accordance with Clause 24.1 (Assignments and transfers by the Lenders) of the Facility Agreement.

(b)	As consideration for the transfers contemplated by paragraph (a) each New Lender shall make available to the Agent for value on the Effective Date and for onward distribution by the Agent on such date to the respective Existing Lenders an amount in EUR corresponding to the aggregate amount of participations in Loans outstanding transferred to such New Lender as contemplated hereby. Upon receipt by the Agent of such payments from the New Lenders the Agent shall, subject to Clause 29.4 (Clawback) of the Facility Agreement, distribute as soon as practicable after receipt to each Existing Lender an amount in EUR corresponding to the aggregate amount of participations in Loans outstanding transferred by such Existing Lender as contemplated hereby.
3.3	Acceptance by the Agent
The Agent accepts this Agreement as being delivered to it as a Transfer Certificate pursuant to and for the purposes of Clause 24.5 (Procedure for transfer) of the Facility Agreement so as to take effect in accordance with the terms thereof on (and including) the Effective Date and resulting in the final allocations following each transfer contemplated hereby being as set out in Part C of Schedule 1 (Existing Lenders and New Lenders).

3.4	Acknowledgement by New Lenders

(a)	Each New Lender expressly acknowledges the limitations on the Existing Lenders’ obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders) of the Facility Agreement.

(b)	Each New Lender hereby acknowledges, accepts and consents to the amendment of the Facility Agreement set out in Clause 2 (Amendment).

3.5	Consent, confirmation and undertaking of the Borrower

(a)	The Borrower hereby consents to the transfers contemplated hereby for the purposes of Clause 24.2 (a) (Conditions of assignment or transfer) of the Facility Agreement.

(b)	The Borrower hereby confirms that this Agreement is a Transfer Certificate for the purposes of Clauses 24.5 (Procedure for transfer) and 24.6 (Copy of Transfer Certificate to Borrower) of the Facility Agreement and that, accordingly, upon receipt by it of an executed copy of this Agreement, the Borrower has received a copy of such Transfer Certificate in accordance with that clause.

(c)	The Borrower hereby undertakes not to make use of its right under Clause 8.6 (Voluntary prepayment of Loans) of the Facility Agreement to voluntarily prepay any Loan outstanding on the date hereof during the period beginning on the date hereof and ending on (and including) the Effective Date.

3.6	Amounts payable prior to Effective Date
Any amounts payable to the Existing Lenders by the Borrower pursuant to any Finance Document in respect of any period ending on or before the Effective Date shall be for the account of the Existing Lenders and none of the New Lenders shall have any interest in, or any rights in respect of, any such amount.
3.7	Transfer fees
No fees (as provided in Clause 24.3(a) (Fees) of the Facility Agreement) shall be payable in respect of the transfers contemplated hereby.
3.8	Details for notices
The Facility Office and the address, fax number and attention details for notices of each New Lender for the purposes of Clause 31.2 (Addresses) of the Facility Agreement are as have been notified in writing to the Agent on or prior to the date hereof in accordance with paragraph (b) of that clause.
4.	REPRESENTATIONS
The Borrower hereby repeats on the date hereof each of the Repeating Representations and the representations and warranties set out in Clauses 20.12 (No material adverse change) of the Facility Agreement and makes the representations and warranties set out in Clause 20.8(a) to (c) (No misleading information) of the Facility Agreement, in each case with reference to the facts and circumstances existing on the date hereof, as if such representations and warranties were set out in full herein.

5.	SYNDICATION DATE
The parties to this Agreement agree that the Effective Date shall constitute the Syndication Date within the meaning of the Facility Agreement.
6.	MISCELLANEOUS
6.1	Incorporation of terms
The provisions of Clauses 31 (Notices), 33 (Partial Invalidity), 36.1 (Conclusion of this Agreement), 36.2 (Counterparts), 37 (Governing law) and 38 (Jurisdiction) of the Facility Agreement shall be incorporated in this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement and as if references in those clauses to “Party”, “Finance Party” and “Lender” include the New Lenders.
6.2	Designation
In accordance with the Facility Agreement, the Borrower and the Agent designate this Agreement as a Finance Document.

SCHEDULE 1
Existing Lenders and New Lenders
Part A
Existing Lenders

Existing Lenders’ participations in Loans outstanding
Existing Lender	(EUR)
Deutsche Bank Luxembourg S.A.	491,279,918.90
ABN AMRO Bank N.V., Niederlassung Deutschland	491,279,918.91
BNP Paribas S.A. Niederlassung Frankfurt am Main	491,279,918.91
Commerzbank Aktiengesellschaft	491,279,918.91
JPMorgan Chase Bank, N.A.	491,279,918.91
Sumitomo Mitsui Banking Corporation	491,279,918.91

TOTAL	2,947,679,513.45

Part B
Portions Transferred

		Portions of Existing Lenders’ participations in
		Loans outstanding Transferred
Existing Lender	New Lender	€
Deutsche Bank Luxembourg S.A.	The Bank of Tokyo-Mitsubishi UFJ, Ltd., Düsseldorf Branch	145,000,000.00
Deutsche Bank Luxembourg S.A.	Crédit Industriel et Commercial	36,600,405.45
Deutsche Bank Luxembourg S.A.	Crédit Mutuel Banque de l’Economie du Commerce et de la Monétique S.A. Niederlassung Deutschland	72,500,000.00

ABN AMRO Bank N.V., Niederlassung Deutschland	Crédit Industriel et Commercial	35,899,594.55
ABN AMRO Bank N.V., Niederlassung Deutschland	DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main	145,000,000.00
ABN AMRO Bank N.V., Niederlassung Deutschland	Fortis Banque Luxembourg S.A.	128,880,324.36

BNP Paribas S.A. Niederlassung Frankfurt am Main	Fortis Banque Luxembourg S.A.	16,119,675.64
BNP Paribas S.A. Niederlassung Frankfurt am Main	Intesa Sanpaolo S.p.A., Frankfurt Branch	145,000,000.00
BNP Paribas S.A. Niederlassung Frankfurt am Main	Morgan Stanley Bank	55,000,000.00
BNP Paribas S.A. Niederlassung Frankfurt am Main	UBS AG, London Branch	1,660,243.27
BNP Paribas S.A. Niederlassung Frankfurt am Main	Zürcher Kantonalbank	92,000,000.00

		Portions of Existing Lenders’ participations in
		Loans outstanding Transferred
Existing Lender	New Lender	€
Commerzbank Aktiengesellschaft	Barclays Bank PLC	92,000,000.00
Commerzbank Aktiengesellschaft	BoA Netherlands Coöperatieve U.A.	55,000,000.00
Commerzbank Aktiengesellschaft	Landesbank Baden-Württemberg, London Branch	145,000,000.00
Commerzbank Aktiengesellschaft	UBS AG, London Branch	17,779,918.91

JPMorgan Chase Bank, N.A.	Citibank N.A., Frankfurt Branch	92,000,000.00
JPMorgan Chase Bank, N.A.	Credit Suisse	55,000,000.00
JPMorgan Chase Bank, N.A.	Société Générale	145,000,000.00
JPMorgan Chase Bank, N.A.	UBS AG, London Branch	17,779,918.91

Sumitomo Mitsui Banking Corporation	Deutsche Postbank International S.A.	55,000,000.00
Sumitomo Mitsui Banking Corporation	HVB Banque Luxembourg Société Anonyme	145,000,000.00
Sumitomo Mitsui Banking Corporation	Nordea Bank Finland Plc, Niederlassung Deutschland	92,000,000.00
Sumitomo Mitsui Banking Corporation	UBS AG, London Branch	17,779,918.91

Part C
Allocation of participations in Loans outstanding following Transfers

Participations in Loans outstanding
Lender	(EUR)
Deutsche Bank Luxembourg S.A.	237,179,513.45
ABN AMRO Bank N.V., Niederlassung Deutschland	181,500,000.00
BNP Paribas S.A. Niederlassung Frankfurt am Main	181,500,000.00
Commerzbank Aktiengesellschaft	181,500,000.00
JPMorgan Chase Bank, N.A.	181,500,000.00
Sumitomo Mitsui Banking Corporation	181,500,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Düsseldorf Branch	145,000,000.00
Crédit Industriel et Commercial	72,500,000.00
Crédit Mutuel Banque de l’Economie du Commerce et de la Monétique S.A. Niederlassung Deutschland	72,500,000.00
DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main	145,000,000.00
Fortis Banque Luxembourg S.A.	145,000,000.00
HVB Banque Luxembourg Société Anonyme	145,000,000.00
Intesa Sanpaolo S.p.A., Frankfurt Branch	145,000,000.00
Landesbank Baden-Württemberg, London Branch	145,000,000.00
Société Générale	145,000,000.00

Participations in Loans outstanding
Lender	(EUR)
Barclays Bank PLC	92,000,000.00
Citibank N.A., Frankfurt Branch	92,000,000.00
Nordea Bank Finland Plc, Niederlassung Deutschland	92,000,000.00
Zürcher Kantonalbank	92,000,000.00
BoA Netherlands Coöperatieve U.A.	55,000,000.00
Credit Suisse	55,000,000.00
Deutsche Postbank International S.A.	55,000,000.00
Morgan Stanley Bank	55,000,000.00
UBS AG, London Branch	55,000,000.00

TOTAL	2,947,679,513.45

SIGNATORIES TO THE ACCESSION AGREEMENT
THE BORROWER

SAP AG

By: /s/ DR. BRANDT	/s/ SCHOLTEN
THE MANDATED LEAD ARRANGERS

DEUTSCHE BANK AG

By: /s/ GAAB	/s/ NEIDERT
ABN AMRO BANK N.V., NIEDERLASSUNG DEUTSCHLAND

By: /s/ GRUNWALD	/s/ MEISER
BNP PARIBAS S.A.

By: /s/ SCHRÖTER	/s/ CÉBÉLIEN
COMMERZBANK AKTIENGESELLSCHAFT

By: /s/ SCHERFF	/s/ RICHEBÄCHER
J.P. MORGAN PLC

By: /s/ BLACKBOROUGH
SUMITOMO MITSUI BANKING CORPORATION

By: /s/ LEGENS	/s/ KLEIN

THE EXISTING LENDERS
DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ BUDZISCH	/s/ BREYER-SIMSKI
ABN AMRO BANK N.V., NIEDERLASSUNG DEUTSCHLAND

By:	/s/ GRUNWALD	/s/ MEISER
BNP PARIBAS S.A. NIEDERLASSUNG FRANKFURT AM MAIN

By:	/s/ SCHRÖTER	/s/ CÉBÉLIEN
COMMERZBANK AKTIENGESELLSCHAFT

By:	/s/ BOTHE	/s/ WEINACHT
JPMORGAN CHASE BANK, N.A.

By:	/s/ BLACKBOROUGH
SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ LEGENS	/s/ KLEIN

THE NEW LENDERS
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH

By:	/s/ TRENOUTH
CRÉDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ DESLAURIERS	/s/ PLATTARD
CRÉDIT MUTUEL BANQUE DE L’ECONOMIE DU COMMERCE ET DE LA MONÉTIQUE S.A. NIEDERLASSUNG DEUTSCHLAND

By:	/s/ FOLLINI	/s/ LORANG
DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN

By:	/s/ PELZER
FORTIS BANQUE LUXEMBOURG S.A.

By:	/s/ WEINS	/s/ THILL
HVB BANQUE LUXEMBOURG SOCIÉTÉ ANONYME

By:	/s/ MOOS	/s/ MÖLLER
INTESA SANPAOLO S.P.A., FRANKFURT BRANCH

By:	/s/ PERAZZO	/s/ RÜCKER
LANDESBANK BADEN-WÜRTTEMBERG, LONDON BRANCH

By:	/s/ MARCH	/s/ LAVIOLETTE
SOCIÉTÉ GÉNÉRALE

By:	/s/ BECK	/s/ ENGELHARD

BARCLAYS BANK PLC

By:	/s/ POPE
CITIBANK N.A., FRANKFURT BRANCH

By:	/s/ KROHN
NORDEA BANK FINLAND PLC, NIEDERLASSUNG DEUTSCHLAND

By:	/s/ HASTRICH	/s/ LARSEN
ZÜRCHER KANTONALBANK

By:	/s/ POLTERA	/s/ SCHMIDLIN
BOA NETHERLANDS COÖPERATIEVE U.A.

By:	/s/ STAGG	/s/ BROUWEN
CREDIT SUISSE

By:	/s/ KRAMER	/s/ SCHWARZENBERGER
DEUTSCHE POSTBANK INTERNATIONAL S.A.

By:	/s/ BRANDT	/s/ LAUDWEIN
MORGAN STANLEY BANK

By:	/s/ CROSS
UBS AG, LONDON BRANCH

By:	/s/ VANCE	/s/ HERBERT

THE OFFER GUARANTOR
DEUTSCHE BANK AG PARIS BRANCH

By:	/s/ DRAY	/s/ MARTINELLI
THE AGENT
DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ BELHOSTE	/s/ EWERHARDY